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                                                                  EXHIBIT (e)(2)

                     AMENDMENT TO THE DISTRIBUTION AGREEMENT
                BETWEEN LSA VARIABLE SERIES TRUST AND ALFS, INC.
           (FORMERLY KNOWN AS ALLSTATE LIFE FINANCIAL SERVICES, INC.)


This Amendment to the Distribution Agreement is dated as of May 30, 2001, and amends the Distribution Agreement (the "Distribution Agreement") dated as of October 1, 1999, made by and between LSA Variable Series Trust, a Delaware business trust (the "Trust") and ALFS, Inc. (formerly known as Allstate Life Financial Services, Inc.), a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "Distributor").

WHEREAS, the Distributor acts as distributor to the Trust pursuant to the Distribution Agreement; and

WHEREAS, the Trust's Board of Trustees has approved adding six additional series to the Trust, to be designated the Aggressive Growth Fund, Diversified Mid-Cap Fund, Capital Appreciation Fund, Basic Value Fund, Mid Cap Value Fund and Blue Chip Fund (the "New Funds");

NOW, THEREFORE, Schedule 1 to the Distribution Agreement is hereby amended, effective as of May 30, 2001, to read as set forth in Exhibit A to this Amendment, the sole changes in such Schedule being the addition of the New Funds.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.

LSA VARIABLE SERIES TRUST                          ALFS, INC.

By:___________________                             By:______________________


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Name                                               Name


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Title                                              Title

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EXHIBIT A

                     Schedule A, as revised on May 30, 2001

 Pursuant to Section 4, the following are the Portfolios of LSA Variable Series
                                     Trust:

                               Focused Equity Fund
                               Growth Equity Fund
                             Disciplined Equity Fund
                                Value Equity Fund
                                  Balanced Fund
                      Emerging Growth Domestic Equity Fund
                             Aggressive Growth Fund
                            Capital Appreciation Fund
                            Diversified Mid-Cap Fund
                               Mid Cap Value Fund
                                Basic Value Fund
                                 Blue Chip Fund